     As filed with the Securities and Exchange Commission on July 1, 1998.
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PIONEER COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                        06-1215192
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                                  700 LOUISIANA
                                   SUITE 4300
                              HOUSTON, TEXAS 77002
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

           THE PIONEER COMPANIES SAVINGS PLAN FOR SALARIED EMPLOYEES,
   THE PIONEER COMPANIES SAVINGS PLAN FOR HENDERSON BARGAINING UNIT EMPLOYEES,
    THE PIONEER COMPANIES SAVINGS PLAN FOR TACOMA BARGAINING UNIT EMPLOYEES,
                  THE KEMWATER NORTH AMERICA SAVINGS PLAN, AND
                            THE ALL PURE SAVINGS PLAN
                            (FULL TITLE OF THE PLANS)

                               KENT R. STEPHENSON
                         VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                            700 LOUISIANA, SUITE 4300
                              HOUSTON, TEXAS 77002
                                 (713) 570-3200
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                             JOHN T. CABANISS, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                                         PROPOSED
                                                                        PROPOSED          MAXIMUM
                                                       AMOUNT            MAXIMUM         AGGREGATE          AMOUNT OF
                                                        TO BE         OFFERING PRICE      OFFERING        REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED       REGISTERED (1)(2)(4) PER SHARE (3)      PRICE (3)           FEE
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01 per share        250,000           $8.0625         $2,015,625         $595.00
======================================================================================================================

(1) The number of shares of Class A Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plans. In accordance with Rule 457(h)(2), no separate fee calculations are made for plan interests.
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the registrant's Common Stock on the Nasdaq National Market as reported in The Wall Street Journal on June 29, 1998.
(4) Includes 125,000 shares offered pursuant to the Pioneer Companies Savings Plan for Salaried Employees, 32,500 shares offered pursuant to the Pioneer Companies Savings Plan for Henderson Bargaining Unit Employees, 32,500 shares offered pursuant to the Pioneer Companies Savings Plan for Tacoma Bargaining Unit Employees, 30,000 shares offered pursuant to the Kemwater North America Savings Plan and 30,000 shares offered pursuant to the All Pure Savings Plan.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Pioneer Companies, Inc. (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                  (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; and

                  (c) The description of the Company's Class A common stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A, as amended (No. 001-09859), filed with the Commission on March 1, 1988.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Seventh of the Company's Third Restated Certificate of Incorporation, as amended, states that:

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

         In addition, Section 8 of the Company's Bylaws, further provide that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number     Description

4.1 Third Restated Certificate of Incorporation of Pioneer Companies, Inc. (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.2 Amendment to Third Restated Certificate of Incorporation of Pioneer Companies, Inc. (filed as Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference).

4.3 Amendment to Third Restated Certificate of Incorporation of Pioneer Companies, Inc. (filed as Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference).

4.4 Bylaws of Pioneer Companies, Inc. (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988 and incorporated herein by reference).

4.5*       The Pioneer Companies Savings Plan for Salaried Employees.

4.6*       The Pioneer Companies Savings Plan for Henderson Bargaining Unit
           Employees.

4.7*       The Pioneer Companies Savings Plan for Tacoma Bargaining Unit
           Employees.

4.8*       The Kemwater North America Savings Plan Adoption Agreement.

4.9*       The All Pure Savings Plan Adoption Agreement.

4.10* Connecticut General Life Insurance Company Defined Contribution Plan-Basic Plan Document Number 03.

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

23.1*      Consent of Deloitte & Touche LLP.

23.2*      Consent of Ernst & Young LLP.

23.3*      Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
           Exhibit 5.1 to this Registration Statement).

24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

----------------------------
*filed herewith

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1993 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act, Pioneer Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on July 1, 1998.

                                            PIONEER COMPANIES, INC.
                                            (Registrant)

                                            By:  /s/ KENT R. STEPHENSON
                                               --------------------------------
                                                  Kent R. Stephenson
                                                  Vice President, General
                                                  Counsel and Secretary

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of PIONEER COMPANIES, INC. (the "Company") hereby constitutes and appoints Michael J. Ferris and Philip J. Ablove, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.




                    SIGNATURE                                      TITLE                              DATE
                    ---------                                      -----                              ----
               /s/ MICHAEL J. FERRIS
------------------------------------------------------   President and Chief Executive           July 1, 1998
                  (Michael J. Ferris)                    Officer and Director


               /s/ PHILIP J. ABLOVE                      Vice President and Chief                July 1, 1998
------------------------------------------------------   Financial Officer and Director
                  (Philip J. Ablove)                     (Principal Financial Officer)


               /s/ JOHN R. BEAVER                        Controller (Principal                   July 1, 1998
------------------------------------------------------   Accounting Officer)
                   (John R. Beaver)

               /s/ WILLIAM R. BERKLEY
-----------------------------------------------------   Chairman of the Board                    July 1, 1998
                 (William R. Berkley)

               /s/ ANDREW M. BURSKY
------------------------------------------------------   Director                                July 1, 1998
                  (Andrew M. Bursky)


               /s/ DONALD J. DONAHUE
------------------------------------------------------   Director                                July 1, 1998
                  (Donald J. Donahue)

               /s/ RICHARD C. KELLOGG, JR.
------------------------------------------------------   Director                                July 1, 1998
               (Richard C. Kellogg, Jr.)

               /s/ JOHN R. KENNEDY
------------------------------------------------------   Director                                July 1, 1998
                   (John R. Kennedy)

               /s/ JACK H. NUSBAUM
------------------------------------------------------   Director                                July 1, 1998
                   (Jack H. Nusbaum)

               /s/ THOMAS H. SCHNITZIUS
------------------------------------------------------   Director                                July 1, 1998
                (Thomas H. Schnitzius)

                                   SIGNATURES

      The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrators of the Plans have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of July, 1998.

                          By:   The Pioneer Companies Savings Plan for Salaried
                                         Employees
                                The Pioneer Companies Savings Plan for Henderson
                                         Bargaining Unit Employees
                                The Pioneer Companies Savings Plan for Tacoma
                                         Bargaining Unit Employees

                                By: Pioneer Chlor Alkali Company, Inc. Employee
                                         Benefits Committee



                          By:        /s/ JERRY BRADLEY
                             -------------------------------------------------
                                Name:    Jerry Bradley
                                Title:   Chairman




                          By:   The Kemwater North America Savings Plan

                                 By:   Kemwater North America Company Employee
                                                Benefits Committee


                          By:        /s/ JERRY BRADLEY
                             -------------------------------------------------
                                Name:    Jerry Bradley
                                Title:   Chairman




                          By:   The All Pure Savings Plan

                                By:   All-Pure Chemical Co. Employee Benefits
                                               Committee


                          By:        /s/ JERRY BRADLEY
                             -------------------------------------------------
                                Name:    Jerry Bradley
                                Title:   Chairman

Index to Exhibits

EXHIBIT
 NUMBER    DESCRIPTION
-------    -----------
4.1 Third Restated Certificate of Incorporation of Pioneer Companies, Inc. (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.2 Amendment to Third Restated Certificate of Incorporation of Pioneer Companies, Inc. (filed as Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference).

4.3 Amendment to Third Restated Certificate of Incorporation of Pioneer Companies, Inc. (filed as Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference).

4.4 Bylaws of Pioneer Companies, Inc. (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988 and incorporated herein by reference).

4.5*       The Pioneer Companies Savings Plan for Salaried Employees.

4.6*       The Pioneer Companies Savings Plan for Henderson Bargaining Unit
           Employees.

4.7*       The Pioneer Companies Savings Plan for Tacoma Bargaining Unit
           Employees.

4.8*       The Kemwater North America Savings Plan Adoption Agreement.

4.9*       The All Pure Savings Plan Adoption Agreement.

4.10* Connecticut General Life Insurance Company Defined Contribution Plan-Basic Plan Document Number 03.

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

23.1*      Consent of Deloitte & Touche LLP.

23.2*      Consent of Ernst & Young LLP.

23.3*      Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
           Exhibit 5.1 to this Registration Statement).

24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

----------------------------
*filed herewith